                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             --------------------

                                  FORM 8-K/A

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 1, 1999

                       CENTENNIAL HEALTHCARE CORPORATION
                     ------------------------------------
            (Exact name of registrant as specified in its charter)

          Georgia                      000-22771               58-1839701
----------------------------     ------------------------  -------------------
(State or other jurisdiction     (Commission File Number)  (IRS Employer
     of incorporation                                      Identification No.)

400 Perimeter Center Terrace, Suite 650, Atlanta, Georgia          30346
---------------------------------------------------------        ----------
      (Address of principal executive offices)                   (Zip Code)

                                (770) 698-9040
                              ------------------
             (Registrant's telephone number, including area code)

                                Not applicable
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     Effective January 1, 1999 (the "Effective Date"), Centennial HealthCare Corporation ("Centennial") completed its acquisition of certain of the assets of Thomas J. Flatley and Charlotte Flatley d/b/a Flatley Rehabilitation & Nursing Centers ("Seller"), comprising six skilled nursing facilities, with a total of 795 licensed, available beds, located in the metropolitan Boston area pursuant to a Purchase and Sale Agreement, dated as of September 2, 1998. Centennial used funds available under the lease component of its Senior Credit Facility with NationsBank, N.A. and First Union, N.A. as lenders and agents for the other lenders to pay the $64.0 million purchase price in cash. The consideration paid was determined through arms-length negotiations between representatives of Centennial and Seller. Seller used the acquired physical assets in its operation of the facilities as skilled nursing facilities and Centennial will continue to use such assets in such manner. A complete description of the acquisition is contained in the Purchase Agreement attached as Exhibit 2.1 to the Company's Form 8-K dated January 15, 1999, which is incorporated herein by this reference.

     The above acquisition was previously reported on the Company's current report on Form 8-K dated January 15, 1999. This filing provides the required audited financial information.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     (a)  Financial Statements of Business Acquired.

                      REPORT OF INDEPENDENT ACCOUNTANTS


March 15, 1999


To the Flatley Rehabilitation and Nursing Centers


In our opinion, the accompanying combined balance sheet of Flatley Rehabilitation and Nursing Centers (consisting of six skilled nursing facilities owned by Thomas J. and Charlotte Flatley doing business as Flatley Rehabilitation and Nursing Centers) and the related statement of operations and owner's equity, and cash flows present fairly, in all material respects, the combined financial position of Flatley rehabilitation and Nursing Centers as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of Flatley Rehabilitation and Nursing Centers' management; our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these combined financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                       /s/ PricewaterhouseCoopers LLP


                                       Atlanta, Georgia

FLATLEY REHABILITATION AND NURSING CENTERS
Combined Balance Sheet
December 31, 1998
--------------------------------------------------------------------------------

ASSETS
Current assets
  Cash.......................................        $     8,125
  Patient accounts receivable and
    third-party payor settlements,
    net of allowance for doubtful
    accounts of $1,200,000...................          5,088,827
  Prepaid expenses and other current
    assets...................................            101,571
                                                     -----------
      Total current assets...................          5,198,523
Property and equipment, net..................          9,692,948
                                                     -----------
      Total assets...........................        $14,891,471
                                                     ===========

LIABILITIES AND OWNER'S EQUITY

Current liabilities
  Accounts payable and accrued expenses......        $   607,291
  Accrued payroll............................          1,092,045
  Accrued workers' compensation..............            200,000
  Deferred revenue...........................            355,325
                                                     -----------
      Total current liabilities..............          2,254,661
Commitments and contingencies................                  -
Owner's equity...............................         12,636,810
                                                     -----------
      Total liabilities and owner's equity...        $14,891,471
                                                     ===========


   The accompanying notes are an integral part of these combined financial statements.

FLATLEY REHABILITATION AND NURSING CENTERS
Combined Statement of Operations and Owner's Equity
For the Year Ended December 31, 1998
--------------------------------------------------------------------------------

Revenues
  Net patient service revenues.................        $39,267,440
                                                       -----------
Operating Expenses
  Facility operating expenses
    Salaries, wages and benefits...............         23,450,159
    Other operating expenses...................          8,337,062
  Management fee...............................          1,488,289
  Depreciation.................................            863,414
                                                       -----------
      Total operating expenses.................         34,138,924
                                                       -----------
                                                         5,128,516

Other expense
  Interest expense.............................            303,985
                                                       -----------
      Net income...............................          4,824,531
Owner's equity, beginning of year............            6,444,227
Net contributions from owner...................          1,368,052
                                                       -----------
      Owner's equity, end of year............          $12,636,810
                                                       ===========


   The accompanying notes are an integral part of these combined financial statements.

FLATLEY REHABILITATION AND NURSING CENTERS
Combined Statement of Cash Flows
For the Year Ended December 31, 1998
--------------------------------------------------------------------------------

Operating activities
  Net income...........................................................          $ 4,824,531
  Adjustments to reconcile net income
    to net cash provided by operating activities
      Depreciation.....................................................              863,414
      Provision for doubtful accounts..................................              265,000
      Change in assets and liabilities
        Patient accounts receivable and thirty-party settlements.......           (1,767,466)
        Prepaid expenses and other current assets......................               31,778
        Accounts payable and accrued expenses..........................             (350,338)
        Accrued payroll................................................               66,944
        Deferred revenue...............................................              (75,938)
                                                                                 -----------
      Cash provided by operating activities............................            3,857,925
                                                                                 -----------

Investing activities
  Purchases of property and equipment..................................             (671,693)
                                                                                 -----------
Financing activities
  Net contributions from owner.........................................            1,368,052
  Principal payments on long-term debt.................................           (4,552,159)
                                                                                 -----------
      Cash used in financing activities................................           (3,184,107)
                                                                                 -----------
Net increase in cash...................................................                2,125
Cash, beginning of period..............................................                6,000
                                                                                 -----------
Cash, end of period....................................................          $     8,125
                                                                                 ===========
Supplemental disclosure
  Interest paid........................................................          $   303,985
                                                                                 ===========

    The accompanying notes are an integral part of these combined financial statements.

FLATLEY REHABILITATION AND NURSING CENTERS
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REPORTING ENTITY
    The Flatley Rehabilitation and Nursing Centers (the Company), consists of six skilled nursing facilities (the Facilities) which are owned under a sole proprietorship of Mr. Thomas J. and Charlotte Flatley doing business as the Company, organized under the laws of the State of Massachusetts. The Facilities' principal business is to provide basic and specialty healthcare services to patients in a post acute setting. The Facilities are located in the Boston metropolitan area and have a total of 795 licensed available beds.

    Effective December 31, 1998, substantially all of the assets and outstanding liabilities of the Facilities were purchased by two unrelated third-parties pursuant to a Purchase and Sale Agreement, dated as of September 2, 1998, for $67.8 million.

    BASIS OF PRESENTATION
    The combined financial statements include the accounts of the Flatley Rehabilitation and Nursing Centers known as Charlwell House, Hollywell, Kathleen Daniel, Kimwell, Milton Health Care and Parkwell. The combined financial statements do not include the accounts or operations of the Flatley Company, an affiliated company owned by Thomas J. Flatley, or its owners that are not associated with the Facilities.

    REVENUES
    Revenues to be received from patients at the long-term care facilities are recorded at established billing rates. Amounts received from patients in advance of the related services are recognized as deferred revenue in the combined balance sheet. Revenues to be reimbursed by contracts with third-party payors, primarily Medicare and Medicaid programs, are recorded at the amount estimated to be realized under these contractual arrangements. Revenues from Medicare and Medicaid are generally based on reimbursement of allowable costs of providing services to program beneficiaries. The Facilities estimate amounts due from third-party payors and record the revenue in the period services are rendered. Amounts ultimately payable by Medicare and Medicaid are determined based on annual cost reports which are subject to audit and retroactive adjustment by the payor. Changes in estimated revenues due in connection with Medicare and Medicaid may be recorded by the Facilities subsequent to the year of origination and prior to final settlement based on improved estimates. Differences between estimated amounts due from the Medicare and Medicaid programs and ultimate settlements with these programs are recognized in the year of final settlement.

    Accounts receivable, net, at December 31, 1998 includes $4,612,839 of amounts due from Medicare and Medicaid programs.

FLATLEY REHABILITATION AND NURSING CENTERS
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

The Facilities are not aware of any material claims, disputes, or other unsettled matters related to third-party reimbursements, other than those reflected on its balance sheet, and believe retroactive adjustments related to these receivables will not be material.

CONCENTRATIONS
A significant portion of the Facilities' revenues are derived from the Medicare and Medicaid programs. The Balanced Budget Act of 1997, (the "Act"), enacted in August 1997, has targeted the Medicare program for reductions in spending growth over the next five years, primarily through the implementation of a Medicare prospective payment system for skilled services. In addition to the Act, there have been, and the Facilities expect that there will continue to be, a number of additional proposals to limit reimbursements to long-term care facilities under the Medicare and Medicaid programs. The Facilities cannot predict whether any of these additional proposals will be adopted, or if adopted and implemented, what effect such proposals would have on the Company. Approximately 62.7% of the Facilities' total revenues for the year ended December 31, 1998, are from the Medicare and Medicaid programs.

FACILITY OPERATING EXPENSES
Facility operating expenses include direct operating costs at the facility level. The majority of these costs consist of payroll and employee benefits related to nursing, housekeeping and dietary services provided to patients, as well as maintenance and administration of the facilities. Other significant facility operating expenses include medical and pharmacy supplies, food, utilities, and the cost of rehabilitation therapies.

INCOME TAXES
The Facilities are treated as sole proprietorships for tax purposes. Any income tax liability is passed through to Mr. Thomas J. and Charlotte Flatley. Thus, no provision for income taxes has been recorded in the combined financial statements.

PROPERTY AND EQUIPMENT
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of ten years for equipment and furniture and 20 to 30 years for buildings and improvements.

ASSESSMENT OF LONG-LIVED ASSETS
The Facilities periodically review the carrying values of their long-lived assets (primarily property and equipment) whenever events or circumstances provide evidence that suggest that the carrying amount of long-lived assets may not be recoverable. If this review indicates that long-lived assets may not be recoverable, the Facilities review the expected undiscounted future net operating cash flows, as well as valuations obtained in connection with various refinancings. Any permanent impairment in value is recognized as a charge against earnings in the statement of operations. As of December 31, 1998, the Facilities do not believe there is any indication that the amortization period of their long-lived assets needs to be adjusted.

FLATLEY REHABILITATION AND NURSING CENTERS
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

     USE OF ESTIMATES IN FINANCIAL STATEMENTS
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   OPERATING LEASES

     The Facilities lease certain equipment under noncancelable operating leases. Minimum future rent payments under these leases are summarized as follows:

     YEAR                                                                AMOUNT

     1999                                                                $20,338
     2000                                                                  5,029
     2001                                                                  1,960
     2002                                                                    164
     2003                                                                      -
     Thereafter                                                                -
                                                                         -------
                                                                         $27,491
                                                                         =======

     Rent expense under these operating lease agreements totaled $28,056 for the year ended December 31, 1998.

3.   TOTAL REVENUE

     The distribution of total revenue by class of payor for the year ended December 31, 1998 is as follows:

     CLASS OF PAYOR

     Private pay                                                     $14,621,491
     Medicaid                                                         19,724,605
     Medicare                                                          4,921,344
                                                                     -----------
                                                                     $39,267,440
                                                                     ===========

     The above revenue amounts are net of third-party contractual allowances of $16,800,914.

FLATLEY REHABILITATION AND NURSING CENTERS
Notes to Combined Financial Statements
-------------------------------------------------------------------------------
4.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1998:

     Land                                             $ 1,038,617
     Buildings and improvements                        12,491,097
     Furniture and equipment                            4,736,846
                                                      -----------
                                                       18,266,560
     Less accumulated depreciation                     (8,573,612)
                                                      -----------
                                                      $ 9,692,948
                                                      ===========

      Depreciation expense for the year ended December 31, 1998, totaled
      $863,414.

5.    LONG-TERM DEBT

      The Facilities had mortgage debt outstanding totaling $4,552,159 at December 31, 1997. In anticipation of the disposition of the Facilities as described in Note 1, the mortgage debt was paid in full on December 31, 1998.

6.    TRANSACTIONS WITH RELATED PARTIES

      During 1998, the Flatley Company provided operational management services for the Facilities which includes corporate office support and treasury functions. The Facilities reimburse the Flatley Company for all direct and allocated expenses on a monthly basis. Fees totaling $1,488,289 were paid by the Facilities to the Flatley Company during 1998.

      In connection with the treasury function support provided to the Facilities, the Flatley Company maintains a centralized cash management system whereby all of the revenues received by the Facilities are transferred to the Flatley Company. The operating expenses and other cash needs of the Facilities are funded by the Flatley Company's centralized cash balances. These transactions are reflected in the combined financial statements as net contributions to and from owner. The owner's equity at December 31, 1998 is net of cumulative contributions to the Flatley Company totaling $48,520,049.

7.    COMMITMENTS AND CONTINGENCIES

      The Facilities are self-insured for workers' compensation for their employees. The Facilities recognized as an expense and accrued for estimated workers' compensation claims incurred but not reported as of December 31, 1998.

8.    CONCENTRATIONS OF CREDIT RISK

      The Flatley Company maintains its cash in bank deposit accounts, which, at times, may exceed federally incurred limits. Neither the Flatley Company nor the Facilities have

FLATLEY REHABILITATION AND NURSING CENTERS
Notes to Combined Financial Statements
-------------------------------------------------------------------------------

      experienced any losses in such accounts. The Facilities believe they are not exposed to any significant credit risk on these cash balances.

9.    EMPLOYEE BENEFITS

      The Facilities, through the Flatley Company, have 401(k) savings plans available to substantially all their employees depending on their length of service. Employees may defer up to 16% of their salary, subject to the maximum permitted by law. The Flatley Company matches employee contributions in accordance with the terms of the plan. The Facilities incurred $265,310 during 1998 as a match to the employee contributions.

      The Facilities, through the Flatley Company, have an employee profit sharing plan available to substantially all their employees depending on their length of service. On an annual basis, the Facilities contribute two percent of each employee's gross salaries and wages for the year into a trust fund held for the employee's benefit. The Facilities incurred $108,327 during 1998 in connection with the employee profit sharing plan.

10.   HEALTH CARE REFORM

      The Balanced Budget Act of 1997, (the Act), enacted in August 1997, has targeted the Medicare program for reductions in spending growth of approximately $9.5 billion for skilled nursing facilities over the next five years, primarily through the implementation of a Medicare prospective payment system (PPS) for skilled services. The PPS per diem, which would cover routine service, ancillary and capital related costs, will initially be a blended rate based on (i) a facility-specific payment rate derived from each facility's 1995 cost report, adjusted by an inflation factor and
      (ii) a federal per diem rate derived from all hospital-based and freestanding (skilled nursing facility) 1995 cost reports, adjusted for case mix and geographic variations in labor costs. The blended rate will be further adjusted by a facility-specific case mix (acuity) index.

      The Facilities can give no assurance that payments under such programs in the future will remain at a level comparable to the present level or increase, and decreases in the level of payments could have a material adverse effect on the Facilities. During the year ended December 31, 1998, the Facilities derived approximately 12.5% of its revenues from Medicare.

    (b)  Pro Forma Financial Information.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENT

Following is an Unaudited Pro Forma Combined Consolidated Condensed Statement of Operations for Centennial HealthCare Corporation ("CHC") for the year ended December 31, 1998. Such Unaudited Pro Forma Combined Consolidated Condensed Financial Statement includes historical amounts for CHC, adjusted to reflect the acquisition through leases of six nursing facilities in Massachusetts (the "Flatley Acquisition"). Reference is made to the Notes to the Unaudited Pro Forma Combined Consolidated Condensed Financial Statement for a discussion of this transaction. For purposes of preparing the Unaudited Pro Forma Combined Consolidated Condensed Income Statement for the year ended December 31, 1998, the transaction is considered to have occurred on January 1, 1998.

Certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Unaudited Pro Forma Combined Consolidated Condensed Financial Statement does not purport to present the results of operations of CHC had the Flatley Acquisition actually been completed as of the date indicated. In addition, the Unaudited Pro Forma Combined Consolidated Condensed Financial Statement is not necessarily indicative of the future results of operations of CHC and the accompanying Unaudited Pro Forma Combined Consolidated Condensed Financial Statement and notes thereto should be read in conjunction with CHC's Consolidated Financial Statements for the year ended December 31, 1998, which will be filed on CHC's Form 10K by March 31, 1999.

Centennial HealthCare Corporation
Proforma Combined Consolidated Condensed Statement of Operations
For the Year Ended December 31, 1998
(Unaudited, dollars in thousands, except earnings per share)

                                                         Flatley         Pro Forma           Pro Forma
                                        CHC (1)          Historical      Adjustments         Combined CHC
                                        ---------        ----------      -----------         ------------
Revenues                                $359,645         $39,268         $     -             $398,913

Expenses                                 345,862          34,139           5,850   2          385,851
                                        ---------        -------         -------             --------

Operating and other income                13,783           5,129          (5,850)              13,062

Interest expense, net                      7,154             304            (151)  3            7,307
                                        ---------        -------         -------             --------

Income before provision (benefit)
 for income taxes                          6,629           4,825          (5,699)               5,755

Provision (benefit) for income taxes       2,585               -            (341)  4            2,244
                                        ---------        -------         -------             --------

Net income                              $  4,044         $ 4,825         $(5,358)            $  3,511
                                        =========        =======         =======             ========

Net income per common and common equivalent share:
 Basic                                                                                       $   0.29
                                                                                             ========

 Diluted                                                                                     $   0.29
                                                                                             ========

Weighted average number of common stock and common stock equivalents outstanding (In thousands)

 Basic                                                                                         11,906
                                                                                             ========

 Diluted                                                                                       12,078
                                                                                             ========

See notes to unaudited pro forma combined consolidated condensed financial statement

                                      -13-



NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL
STATEMENT

On September 2, 1998, CHC executed definitive agreements to acquire through leases six nursing facilities in Massachusetts. These lease agreements were effective January 1, 1999. In connection with the lease transactions CHC did not acquire any assets or liabilities other than the patient accounts receivable and employee related liabilities which were acquired on December 31, 1998. An Unaudited Pro Forma Combined Consolidated Condensed Balance Sheet has not been presented since the assets acquired and liabilities assumed are included in CHC's historical consolidated balance sheet as of December 31, 1998.

1. The historical statements of operations of CHC for the year ended December 31, 1998 includes a loss on closure of nursing facility and provision for asset revaluation totaling $16.1 million.

2. Reflects lease expense of $5.4 million annually on the Flatley facilities plus additional corporate administrative costs of $350,000 associated with management of the six nursing facilities and amortization of intangibles in connection with the net assets acquired totaling $60,000.

    On December 31, 1998, CHC acquired the patient accounts receivable and assumed the employee related liabilities in connection with the lease transaction for a total net purchase price of $3.8 million. The transaction was accounted for under the purchase method where the assets acquired and liabilities assumed are stated at their fair value. The excess of the purchase price over the fair value of the identified assets acquired and total liabilities assumed, totaled $1.2 million.

    The excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is amortized over a 20 year period. CHC will perform a more extensive review of the intangible assets and reevaluate the amortization period.

3. Represents the elimination of the historical Flatley interest expense as the related long-term debt was paid in full on December 31, 1998 plus interest expense that will be incurred to fund the current operations of the Flatley facilities.

4. Reflects federal and state income tax affect pro forma adjustments at a blended effective rate of 39%.

    (c) Exhibits.

        None.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CENTENNIAL HEALTHCARE CORPORATION
                                     (Registrant)


Date:  March 17, 1999                By: /s/ ALAN C. DAHL
                                         --------------------------------------
                                         Alan C. Dahl, Executive Vice President
                                         and Chief Financial Officer



                                     -15-